UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2019

SELECTA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37798	26-1622110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Arsenal Way
Watertown, MA 02472
(Address of principal executive offices) (Zip Code)

(617) 923-1400
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock,	SELB	Nasdaq Global Market
$0.0001 par value per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.
On August 6, 2019, Selecta Biosciences, Inc. (the “Company”) and Asklepios BioPharmaceutical, Inc., a Delaware corporation (“AskBio”), entered into a Feasibility Study and License Agreement (the “Agreement”). Pursuant to the Agreement the Company and AskBio agree to license intellectual property rights to each other as part of a collaboration to research, develop, and commercialize certain adeno-associated virus (“AAV”) gene therapy products utilizing the Company’s synthetic vaccine particle(s) encapsulating the immunomodulator rapamycin (“ImmTOR”) to enable re-dosing of such AAV gene therapy products to treat serious rare and orphan genetic diseases for which there is a significant unmet medical need.
Pursuant to the Agreement, the Company and AskBio will conduct proof of concept studies to validate the use of ImmTOR in conjunction with AAV for the treatment of Methylmalonic Acidemia (MMA) based on the Company’s product candidate SEL-302 to mitigate the formation of neutralizing anti-AAV capsid antibodies (the “POC Studies”). If the POC Studies are successful, or the parties otherwise elect to do so, the parties will proceed with a collaboration to pursue the development and commercialization of AAV gene therapy products utilizing ImmTOR for the treatment of certain agreed serious rare and orphan genetic diseases. If the POC Studies fail to demonstrate a proof of concept, and the parties do not mutually agree in writing to proceed with the collaboration, the Agreement will expire.
The Company and AskBio will share responsibility for the research, development and commercialization of products developed under this collaboration. The parties will also share research, development and commercialization costs equally for all collaboration products, but with a right of either party to opt out of certain products, and thereby no longer be required to share costs for such products. Each party will receive a percentage of net profits for each product sold under the collaboration equal to the percentage of shared costs borne by such party in the development of such product. Pursuant to the Agreement, AskBio is responsible for manufacturing the AAV capsids and AAV vectors and the Company is responsible for manufacturing ImmTOR.
The above description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Agreement. A copy of the Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2019.

Item 8.01    Other Events.
On August 7, 2019, the Company issued a press release announcing the execution of the Agreement, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

99.1	Press release issued by Selecta Biosciences, Inc. on August 7, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTA BIOSCIENCES, INC.

Date: August 7, 2019	By:	/s/ Carsten Brunn, Ph.D.
Carsten Brunn, Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued by Selecta Biosciences, Inc. on August 7, 2019